UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	CSGP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 23, 2019, were submitted to a vote of the stockholders of CoStar Group at the Company’s 2019 Annual Meeting held on June 5, 2019. The final voting results are as follows:

(1)
The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Michael R. Klein, Andrew C. Florance, Laura Cox Kaplan, Michael J. Glosserman, John W. Hill, Christopher J. Nassetta and David J. Steinberg.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	28,802,408	4,090,918	57,509	937,408
Andrew C. Florance	32,677,847	257,498	15,490	937,408
Laura Cox Kaplan	32,599,895	335,556	15,384	937,408
Michael J. Glosserman	29,776,350	3,158,173	16,312	937,408
John W. Hill	32,876,962	57,531	16,342	937,408
Christopher J. Nassetta	28,063,904	4,790,523	96,408	937,408
David J. Steinberg	32,880,781	53,739	16,315	937,408

(2)	The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified upon the following vote:

Votes For	33,577,610
Votes Against	296,066
Abstentions	14,567

(3)	The advisory resolution on executive compensation was approved upon the following vote:

Votes For	29,006,961
Votes Against	3,924,713
Abstentions	19,161
Broker Non-Votes	937,408

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 6, 2019	/s/ Andrew C. Florance

Name: Andrew C. Florance
Title: Chief Executive Officer